EXHIBIT 99.1

[inTEST News Release Letterhead]

inTEST REPORTS 2015 FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS
2015 Earnings Per Share of $0.18 Mark Company's Sixth Consecutive Year of Profitability

MOUNT LAUREL, NJ, March 2, 2016 - inTEST Corporation (NYSE MKT: INTT), an independent designer, manufacturer and marketer of thermal management products and semiconductor automatic test equipment (ATE) interface solutions, today announced financial results for the fourth quarter and year ended December 31, 2015.

2015 Fourth Quarter Summary

  Fourth quarter 2015 bookings were $7.3 million, compared with third quarter 2015 bookings of $8.4 million, and fourth quarter 2014 bookings of $9.0 million; $2.3 million, or 31%, of fourth quarter 2015 bookings were derived from non-semiconductor test.
  Fourth quarter 2015 net revenues were $7.9 million, compared with third quarter 2015 net revenues of $9.2 million, and fourth quarter 2014 net revenues of $9.9 million; $2.7 million, or 34%, of fourth quarter 2015 net revenues were derived from non-semiconductor test.
  Fourth quarter 2015 gross margin was $3.6 million, or 46%. This compares with third quarter 2015 gross margin of $4.3 million, or 47%, and fourth quarter 2014 gross margin of $5.0 million, or 51%.
  Fourth quarter 2015 net earnings were $33,000, or $0.00 per diluted share. This compares with third quarter 2015 net earnings of $310,000 or $0.03 per diluted share, and fourth quarter 2014 net earnings of $959,000, or $0.09 per diluted share.
  Cash and cash equivalents were $25.7 million at December 31, 2015, compared with $25.4 million reported at September 30, 2015.

2015 Fourth Quarter Share Repurchase
During the fourth quarter, the Company purchased 41,332 shares of inTEST stock under its authorized repurchase program, which began in December 2015.  The cost of fourth quarter repurchased shares totaled $154,741.

2015 Year End Summary

  2015 net revenues were $38.9 million, compared with 2014 net revenues of $41.8 million.
  2015 gross margin was $18.7 million, or 48%, compared with 2014 gross margin of $20.5 million, or 49%.
  2015 net earnings were $1.9 million, or $0.18 per diluted share, compared with 2014 net earnings of $3.4 million, or $0.33 per diluted share.

Robert E. Matthiessen, president and chief executive officer, commented, "2015 financial results marked our sixth consecutive year of profitability. The fourth quarter reflected the seasonal decline that we typically experience in the latter part of the year, but was weaker than anticipated."

Mr. Matthiessen added, "One of our primary areas of focus has been the continual optimization of operations to control costs and enhance margins. We are pleased to note that the recent reorganization of our Mechanical and Electrical Product segments into the new EMS Products segment has successfully moved us toward these goals. In addition, we continue to benefit from the ongoing diversification strategy of our Thermal Products segment into non-semiconductor growth markets and remain committed to our goal of diversified growth through acquisition. Our long-term objective to grow and evolve inTEST Corporation into a broad-based industrial test company as we continue to execute on our differentiated product strategy remains unabated."

2016 First Quarter Financial Outlook:
inTEST expects that net revenues for the first quarter of 2016 will be in the range of $7.5 million to $8.5 million and that financial results will range from breakeven to a loss of $(0.05) per diluted share. This outlook is based on the Company's current views with respect to operating and market conditions and customers' forecasts, which are subject to change.

2015 Fourth Quarter Investor Conference Call / Webcast Details (Wednesday March 2, 2016 at 5:00 p.m. EST)
inTEST management will host a conference call today at 5:00 p.m. Eastern Standard Time. The conference call will address the Company's 2015 fourth quarter financial results and management's current expectations and views of the industry. The call may also include discussion of strategic, operating, product initiatives or developments, or other matters relating to the Company's current or future performance.

The dial-in number for the live audio call beginning at 5:00 p.m. EST on March 2, 2016 is (815) 680-6269 or (866) 900-9241. The Passcode for the conference call is 19978373. Please reference the inTEST 2015 Q4 Financial Results Conference Call. inTEST Corporation will provide a live webcast in conjunction with the conference call. To access the live webcast, please visit inTEST's website www.intest.com under the "Investors" section.

2015 Fourth Quarter Replay Details (Webcast)
A replay of the webcast will be available on inTEST's website for one year following the live broadcast. To access the webcast replay, please visit inTEST's website www.intest.com under the "Investors" section.

About inTEST Corporation
inTEST Corporation is an independent designer, manufacturer and marketer of thermal management products and ATE interface solutions, which are used by semiconductor manufacturers to perform final testing of integrated circuits (ICs) and wafers. The Company's high-performance products are designed to enable semiconductor manufacturers to improve the speed, reliability, efficiency and profitability of IC test processes. The Company's products are also sold into the automotive, consumer electronics, defense/aerospace, energy, industrial and telecommunications markets. Specific products include temperature management systems, manipulator and docking hardware products and customized interface solutions. The Company has established strong relationships with its customers globally, which it supports through a network of local offices. For more information visit www.intest.com.

Forward-Looking Statements:
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not convey historical information, but relate to predicted or potential future events and financial results that are based upon management's current expectations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, our ability to implement and execute the 2015 Repurchase Plan, changes in business conditions and the economy, generally; changes in the demand for semiconductors, generally; changes in the rates of, and timing of, capital expenditures by our customers; progress of product development programs; increases in raw material and fabrication costs associated with our products and other risk factors set forth from time to time in our SEC filings, including, but not limited to, our periodic reports on Form 10-K and Form 10-Q. inTEST undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.
Contacts:
inTEST Corporation	Investors:
Hugh T. Regan, Jr.	Laura Guerrant-Oiye, Principal
Treasurer and Chief Financial Officer	Guerrant Associates
Tel: 856-505-8999	lguerrant@guerrantir.com
Tel: 808-882-1467

SELECTED FINANCIAL DATA
(Unaudited)
(In thousands, except per share data)

Condensed Consolidated Statements of Operations Data:
	Three Months Ended			Years Ended
	12/31/2015	12/31/2014	9/30/2015	12/31/2015	12/31/2014
Net revenues	$ 7,939	$ 9,862	$ 9,203	$38,889	$41,796
Gross margin	3,611	5,027	4,323	18,698	20,462
Operating expenses:
Selling expense	1,348	1,417	1,370	5,797	5,735
Engineering and product development expense	905	876	1,041	3,935	3,580
General and administrative expense	1,517	1,550	1,511	6,404	6,231
Other income (expense)	5	(8)	6	21	(7)
Earnings (loss) before income tax expense	(154)	1,176	407	2,583	4,909
Income tax expense (benefit)	(187)	217	97	722	1,470
Net earnings	33	959	310	1,861	3,439

Net earnings per share - basic	$0.00	$0.09	$0.03	$0.18	$0.33
Weighted average shares outstanding - basic	10,482	10,455	10,474	10,473	10,432

Net earnings per share - diluted	$0.00	$0.09	$0.03	$0.18	$0.33
Weighted average shares outstanding - diluted	10,498	10,481	10,499	10,494	10,466

Condensed Consolidated Balance Sheets Data:
	As of:
	12/31/2015	9/30/2015	12/31/2014
Cash and cash equivalents	$25,710	$25,383	$23,126
Trade accounts receivable, net	4,395	5,539	5,034
Inventories	3,520	3,802	3,769
Total current assets	34,823	35,732	32,931
Net property and equipment	1,112	1,181	1,268
Total assets	39,984	40,973	38,738
Accounts payable	909	1,545	1,234
Accrued expenses	3,124	3,340	3,114
Total current liabilities	4,059	4,897	4,370
Noncurrent liabilities	-	-	-
Total stockholders' equity	35,925	36,076	34,368

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